Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:
Harris Corporation:     Veritas Capital:
Jim Burke     Andrew Cole/Patrick Scanlan
Harris Corporation    Sard Verbinnen & Co
jim.burke@harris.com     veritas-svc@sardverb.com
321-727-9131    212-687-8080

Harris Corporation to Sell its Government IT Services Business to Veritas Capital for $690 Million

MELBOURNE, Fla., Jan. 27, 2017 — Harris Corporation (NYSE:HRS) today announced a definitive agreement under which an affiliate of Veritas Capital, a leading private equity investment firm, will acquire Harris’ government IT services business for $690 million in cash. Proceeds from the transaction will be used to support the company’s capital allocation strategy, including pension pre-funding and share repurchases. The transaction is subject to regulatory review and other customary closing conditions and is expected to close before the end of fiscal 2017.

Headquartered in Herndon, Virginia, the business provides IT and engineering managed services to U.S. government agencies, including supporting NASA’s Space Communications Network and Deep Space Network programs, and operates within the company’s Critical Networks segment. Harris expected approximately $1.07 billion in fiscal 2017 revenue attributable to the business. Harris’ air traffic management franchise, primarily serving the FAA, is not part of the divestiture and will remain with Harris.

“Today’s announced divestiture, coupled with the recent sale of CapRock, reflects our strategy of optimizing the business portfolio to create shareholder value,” said William M. Brown, chairman, president and chief executive officer. “These divestitures sharpen Harris’ focus on growing core franchises where technology is a key differentiator, providing compelling value to our customers.”

Current and prior period financial results for the divested businesses will be reported as discontinued operations, beginning in fiscal 2017’s second quarter for CapRock and third quarter for the government IT services business. The company expects to benefit from the use of cash proceeds and restructuring actions related to the two divestitures, resulting in fiscal 2018 net dilution in a range of $0.10 to $0.15 per diluted share.

In connection with the announcement, Harris’ air traffic management business will now operate as part of the company’s Electronic Systems segment. As a result, Harris will have three business segments with no changes to its Communication Systems or Space and Intelligence Systems segments.

About Veritas Capital
Veritas Capital is a leading private equity firm that invests in companies that provide critical products and services to government and commercial customers worldwide including those operating in aerospace & defense, healthcare, technology, national security, communications, energy and education. Veritas seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information on Veritas Capital and its current and past investments, visit www.veritascapital.com.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Learn more at harris.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to anticipated satisfaction of the closing conditions for the sale of the business, the anticipated timing of the closing of the sale of the business, the anticipated use of proceeds from the sale of the business and creating value for shareholders, growing core franchises, expected fiscal 2017 revenue for the business to be divested, expected benefits from the use of cash proceeds and restructuring actions and the expected range of net dilution per share. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risk and uncertainties, including but not limited to: delays in, or failures in respect of, anticipated satisfaction of closing conditions, ability of the buyer to secure the required financing or otherwise achieving the closing of the transaction; other potential uses of proceeds; different benefits from the use of cash proceeds and restructuring actions; or different net dilution per share. Further information relating to factors that may impact the company’s results, future trends and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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